UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2010

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52486	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other	Events.

In June 2010, Mario DeRiggi, the Executive Vice President and President, National Sales and Service of PAETEC Holding Corp. (“PAETEC”), adopted a prearranged trading plan to sell shares of PAETEC’s common stock. The trading plan is designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and PAETEC’s policies regarding stock transactions. Rule 10b5-1(c) permits directors, officers and other stockholders who are not in possession of material non-public information to adopt a prearranged plan or contract for the purchase or sale of the registrant’s securities subject to specified restrictions. The trading plan entered into by Mr. DeRiggi provides for his sale of up to 119,132 shares of PAETEC common stock during specified periods occurring between July 2010 and June 2011. The trading plan will not reduce the ownership of PAETEC shares by Mr. DeRiggi below PAETEC’s applicable stock ownership guidelines for executive officers. Any sales made pursuant to the trading plan will be based on share amounts and other conditions specified in the plan. All stock transfers under the trading plan will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: June 18, 2010	/s/ Mary K. O’Connell
Mary K. O’Connell
Senior Vice President, General Counsel and Secretary
(Duly Authorized Officer)

3